As filed with the Securities and Exchange Commission on November 20, 2006
Registration No. 333-138783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware	94-1081436
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, California 94304

(Address of Principal Executive Offices)(Zip Code)

Mercury Interactive Corporation Amended and Restated 2000 Supplemental Stock Option Plan

Mercury Interactive Corporation Amended and Restated 1999 Stock Option Plan

Appilog, Inc. 2003 Stock Option Plan

Freshwater Software, Inc. 1997 Stock Plan

Kintana, Inc. 1997 Equity Incentive Plan

Performant, Inc. 2000 Stock Option/Restricted Stock Plan

Systinet Corporation 2001 Stock Option and Incentive Plan

(Full Title of the Plans)

CHARLES N. CHARNAS

Vice President, Acting General Counsel and Assistant Secretary

3000 Hanover Street, Palo Alto, California 94304

(Name and address of agent for service)

(650) 857-1501

(Telephone Number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-138783) is being filed to correct certain administrative errors that resulted in incorrect and incomplete documents being filed as Exhibits 4.1 and 4.2 to the original Registration Statement on Form S-8 filed on November 17, 2006.  The correct and complete documents are filed as Exhibits 4.1 and 4.2 to this Amendment.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Hewlett-Packard Company (“HP”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)              HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 filed with the Commission on December 21, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)             All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by HP’s Annual Report referred to in (a) above; and

(c)              The description of our common stock contained in our registration statement on Form 8-A/A filed with the Commission on June 23, 2006, and any amendment or report filed with the Commission for the purposes of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or our stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

Our bylaws provide for the indemnification of our directors and officers to the maximum extent permitted by Delaware law. Our bylaws also provide:

(i)    that we are authorized to enter into individual indemnification contracts with our directors and officers to the fullest extent not prohibited by Delaware law, and

(ii)   that we shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under Delaware law, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

HP maintains liability insurance for our directors and officers. HP has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by HP.

In addition, our bylaws give us the power to indemnify our employees and agents to the fullest extent permitted by Delaware law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description
4.1	Mercury Interactive Corporation Amended and Restated 2000 Supplemental Stock Option Plan
4.2	Mercury Interactive Corporation Amended and Restated 1999 Stock Option Plan
4.3	Appilog, Inc. 2003 Stock Option Plan*
4.4	Freshwater Software, Inc. 1997 Stock Plan*
4.5	Kintana, Inc. 1997 Equity Incentive Plan*
4.6	Performant, Inc. 2000 Stock Option/Restricted Stock Plan*
4.7	Systinet Corporation 2001 Stock Option and Incentive Plan*
5.1	Opinion re legality*
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of attorney*

*  Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on November 17, 2006.

Hewlett-Packard Company

By:	/s/ Charles N. Charnas
Charles N. Charnas
Vice President, Acting General Counsel
and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title(s)	Date

* Mark V. Hurd	Chairman, Chief Executive Officer, and President	November 17, 2006
Mark V. Hurd	(Principal Executive Officer)

* Robert P. Wayman	Executive Vice President Finance and Administration, Chief Financial Officer and Director	November 17, 2006
Robert P. Wayman	(Principal Financial Officer)

* Jon E. Flaxman	Senior Vice President and Controller	November 17, 2006
Jon E. Flaxman	(Principal Accounting Officer)

* Lawrence T. Babbio, Jr.	Director	November 17, 2006
Lawrence T. Babbio, Jr.

* Sari M. Baldauf	Director	November 17, 2006
Sari M. Baldauf

* Richard A. Hackborn	Director	November 17, 2006
Richard A. Hackborn

	* John H. Hammergren	Director	November 17, 2006
John H. Hammergren

	* Robert L. Ryan	Director	November 17, 2006
Robert L. Ryan

	* Lucille S. Salhany	Director	November 17, 2006
Lucille S. Salhany

Director
G. Kennedy Thompson

* By:	/s/ Charles N. Charnas
Charles N. Charnas
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Mercury Interactive Corporation Amended and Restated 2000 Supplemental Stock Option Plan
4.2	Mercury Interactive Corporation Amended and Restated 1999 Stock Option Plan
4.3	Appilog, Inc. 2003 Stock Option Plan*
4.4	Freshwater Software, Inc. 1997 Stock Plan*
4.5	Kintana, Inc. 1997 Equity Incentive Plan*
4.6	Performant, Inc. 2000 Stock Option/Restricted Stock Plan*
4.7	Systinet Corporation 2001 Stock Option and Incentive Plan*
5.1	Opinion re legality*
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of attorney*

*  Previously filed